UBIQUITY BROADCASTING CORPORATION

FINANCIAL STATEMENTS

DECEMBER 31, 2012

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Ubiquity Broadcasting Corporation

Irvine, California

We have audited the accompanying balance sheets of Ubiquity Broadcasting Corporation as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ubiquity Broadcasting Corporation, as of December 31, 2012 and 2011 and the results of their operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has negative working capital, has incurred losses from operations for each of the past two years and has not yet produced continuing revenues from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 11. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC

Bingham Farms, Michigan

September 20, 2013

F-1

UBIQUITY BROADCASTING CORPORATION

BALANCE SHEETS

AS OF DECEMBER 31, 2012 AND 2011

	2012	2011
ASSETS
Current Assets
Cash and equivalents	$118,663	$300,671
Accounts receivable, net	29,600	33,350
Prepaid expenses	160,994	192,935
Other current assets	216,439	647,721
Total Current Assets	525,696	1,174,677

Property and equipment, net	990,676	1,169,734

Other Assets
Intangible assets, net	8,527,252	5,816,272

TOTAL ASSETS	$10,043,624	$8,160,683

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Accounts payable	$831,026	$1,000,841
Accrued expenses	1,809,015	1,673,300
Credit cards payable	455,174	446,107
Loans/leases payable	12,500	71,072
Total Liabilities	3,107,715	3,191,320

Stockholders’ Equity
Common stock, $.001 par value, 70,000,000 shares authorized, 48,649,824 and 41,305,224 shares issued and outstanding, respectively	48,650	41,305
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 600,000 shares issued and outstanding	600	600
Additional paid-in capital	68,407,133	55,064,454
Accumulated deficit	(61,520,474)	(50,136,996)
Total Stockholders’ Equity	6,935,909	4,969,363

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,043,624	$8,160,683

See accompanying notes to financial statements.

F-2

UBIQUITY BROADCASTING CORPORATION

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	Year ended December 31, 2012	Year ended December 31, 2011

REVENUES	$224,967	$692,777
COST OF SALES	161,150	412,269
GROSS MARGIN	63,817	280,508

OPERATING EXPENSES
Meals and entertainment	57,709	57,872
Marketing	29,517	136,027
Outside services	258,660	151,913
Payroll expense	1,381,167	1,299,561
Stock-based compensation	6,986,061	7,567,122
Office and computer	140,820	191,219
Professional fees	685,517	611,018
Rent	466,030	424,552
Travel	105,691	193,383
Taxes	8,993	420,738
Charitable contributions	67,500	29,805
Bad debt expense	1,500	105,145
Depreciation and amortization	821,579	769,093
Other operating expenses	458,949	474,375
TOTAL OPERATING EXPENSES	11,469,693	12,431,823

LOSS FROM OPERATIONS	(11,405,876)	(12,151,315)

OTHER INCOME (EXPENSES)
Interest income	18	419
Other income	22,380	0
TOTAL OTHER INCOME (EXPENSES)	22,398	419

LOSS BEFORE PROVISION FOR INCOME TAXES	(11,383,478)	(12,150,896)

PROVISION FOR INCOME TAXES	0	0

NET LOSS	$(11,383,478)	$(12,150,896)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.25)	$(0.32)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	44,909,879	38,494,873

See accompanying notes to financial statements.

F-3

UBIQUITY BROADCASTING CORPORATION

STATEMENT OF STOCKHOLDERS’ EQUITY

AS OF DECEMBER 31, 2012

	Common Stock		Preferred Stock		Additional Paid	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	in Capital	Deficit	Equity

Balance, January 1, 2011	35,341,417	$35,341	600,000	$600	$41,812,351	$(37,986,100)	$3,862,192

Outstanding share correction	60,000	60	-	-	(60)	-	0

Shares returned and retired	(909,673)	(910)	-	-	910	-	0

Shares issued for cash	6,431,480	6,432	-	-	5,794,086	-	5,800,518

Equity issuance costs	-	-	-	-	(377,034)		(377,034)

Shares issued for services	382,000	382	-	-	854,618	-	855,000

Stock options issued for services rendered	-	-	-	-	6,712,122	-	6,712,122

Forgiveness of shareholder debt	-	-	-	-	267,461	-	267,461

Net loss for the year ended December 31, 2011	-	-	-	-	-	(12,150,896)	(12,150,896)

Balance, December 31, 2011	41,305,224	41,305	600,000	600	55,064,454	(50,136,996)	4,969,363

Outstanding share correction	936,800	937	-	-	(937)	-	0

Shares issued for cash	5,447,800	5,448	-	-	3,640,502	-	3,645,950

Equity issuance costs	-	-	-	-	(236,987)	-	(236,987)

Shares issued for services	210,000	210	-	-	289,290	-	289,500

Shares issued to acquire intangible assets	750,000	750	-	-	2,999,250	-	3,000,000

Stock options issued for services rendered	-	-	-	-	6,696,561	-	6,696,561

Write-off of equity receivable	-	-	-	-	(45,000)	-	(45,000)

Net loss for the year ended December 31, 2012	-	-	-	-	-	(11,383,478)	(11,383,478)

Balance, December 31, 2012	48,649,824	$48,650	600,000	$600	$68,407,133	$(61,520,474)	$6,935,909

See accompanying notes to financial statements.

F-4

UBIQUITY BROADCASTING CORPORATION

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	Year ended December 31, 2012	Year ended December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year	(11,383,478)	(12,150,896)
Change in non-cash working capital items:
Depreciation and amortization	821,579	769,093
Stock-based compensation	6,986,061	7,567,122
Bad debt expense	1,500	105,145
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	2,250	(2,488)
(Increase) decrease in prepaid expenses	31,941	(83,932)
Decrease in other current assets	386,282	193,021
Increase (decrease) in accounts payable	(169,815)	242,071
Increase in accrued expenses	135,715	364,018
Increase in credit cards payable	9,067	34,139
Net Cash Flows Used by Operating Activities	(3,178,898)	(2,962,707)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(19,775)	(932,640)
Acquisition of intangible assets	(333,726)	(1,635,037)
Net Cash Used in Investing Activities	(353,501)	(2,567,677)

CASH FLOWS FROM FINANCING ACTIVITIES
Common stock issued for cash	3,645,950	5,800,518
Equity issuance costs	(236,987)	(377,034)
Proceeds (payments) on loans/leases payable	(58,572)	0
Net Cash Provided by Financing Activities	3,350,391	5,423,484

NET (DECREASE) IN CASH	(182,008)	(106,900)

Cash, beginning of period	300,671	407,571
Cash, end of period	$118,663	$300,671

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0	$0
Income taxes paid	$0	$0
SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued to acquire intangible assets	$3,000,000	$0
Write off of equity receivable	$45,000	$0
Forgiveness of shareholder debt	$0	$267,461

See accompanying notes to financial statements.

F-5

UBIQUITY BROADCASTING CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 1 – NATURE OF BUSINESS

Ubiquity Broadcasting Corporation (“Ubiquity” or “the Company”) was formed in the State of Delaware in February 2007. It then became a corporation in the State of Delaware on February 12, 2007.

The company is focused on the intersection of cloud based cross-platform applications synchronized across all screens for enhancing the digital lifestyle.  Ubiquity has its own studio operations, and is developing ubiquitous digital applications and digital content in connection with its intellectual property. Ubiquity’s technology is seamless, simplistic, and extremely intuitive.  Ubiquity has developed products and services providing a seamless platform for access to all media and content from all devices. These products include mobile commerce, video search, and a customized interface for all personal and public files, including any media and any content from any source to any device.

The company is focused on becoming an industry leader in cloud-based products and services, and management expects its competitive position will be enhanced and sustained by its broad and deep portfolio of patents and intellectual property.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a December 31 fiscal year end.

Cash and Cash Equivalents

For purposes of the accompanying financial statements, the Company considers all highly liquid instruments with an initial maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported at realizable value, net of allowances for doubtful accounts, which is estimated and recorded in the period the related revenue is recorded. The Company has a standardized approach to estimate and review the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to allowances for doubtful accounts. In addition, the Company regularly assesses the state of its billing operations in order to identify issues, which may impact the collectability of these receivables or reserve estimates. Bad debt expense was $1,500 and $105,145 for the years ended December 31, 2012 and 2011, respectively. The allowance for doubtful accounts was $0 as of December 31, 2012 and 2011.

Property and Equipment

The capital assets are being depreciated over their estimated useful lives, three to seven years using the straight-line method of depreciation for book purposes.

F-6

UBIQUITY BROADCASTING CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible Assets

Intangible assets are amortized using the straight-line method over fifteen years. The Company periodically evaluates the recoverability of intangible assets and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate impairment exists. All of Ubiquity’s intangible assets are subject to amortization.

Fair Value of Financial Instruments

The Company considers all liquid interest-earning investments with a maturity of three months or less at the date of purchase to be cash equivalents. Short-term investments generally mature between three months and six years from the purchase date. Investments with maturities beyond one year may be classified as short-term based on their highly liquid nature and because such marketable securities represent the investment of cash that is available for current operations. All cash and short-term investments are classified as available for sale and are recorded at market value using the specific identification method; unrealized gains and losses will be reflected in OCI.

Equity and other investments include debt and equity instruments. Debt securities and publicly traded equity securities are classified as available for sale and are recorded at market using the specific identification method. Unrealized gains and losses (excluding other-than-temporary impairments) will be reflected in OCI. All other investments, excluding those accounted for using the equity method, are recorded at cost.

Investments are considered to be impaired when a decline in fair value is judged to be other-than-temporary. The Company employs a systematic methodology that considers available evidence in evaluating potential impairment of its investments. In the event that the cost of an investment exceeds its fair value, the Company evaluates, among other factors, the duration and extent to which the fair value is less than cost and the financial health and business outlook for the investor. Ubiquity will also base their actions on industry performance, changes in technology, operational and financing cash flow factors; and the Company’s intent and ability to hold the investment. Once a decline in fair value is determined to be other-than-temporary, an impairment charge will be recorded and a new cost basis in the investment will be established.

Revenue Recognition

The Company recognizes revenue when (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the sales price is fixed or determinable; and (iv) collectability is reasonably assured.  Revenue from packaged product sales to distributors and resellers is usually recorded when related products are shipped. However, when the revenue recognition criteria required for distributor and reseller arrangements are not met, revenue is recognized as payments are received.

Cost of Revenue

Cost of revenue includes the direct costs to manufacture and distribute the product and the direct costs to provide online services, production, consulting, product support, licensing opportunities, training and certification of sub-contractors.

Marketing Costs

Marketing costs are expensed as incurred. Marketing expenses were $29,517 and $136,027 for the years ended December 31, 2012 and 2011, respectively.

F-7

UBIQUITY BROADCASTING CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Concentration of Credit Risks

The Company maintains its cash and cash equivalents in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts; however, amounts in excess of the federally insured limit may be at risk if the bank experiences financial difficulties.

Use of Estimates

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Examples include estimates of loss contingencies and product life cycles, and assumptions such as the elements comprising a software arrangement, including the distinction between upgrades/enhancements and new products; when the Company reaches technological feasibility for its products; the potential outcome of the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns; and determining when investment impairments are other-than-temporary. Actual results and outcomes may differ from these estimates and assumptions.

Earnings Per Common and Common Equivalent Share

The computation of basic earnings per common share is computed using the weighted average number of common shares outstanding during the year. The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year plus common stock equivalents which would arise from the exercise of warrants outstanding using the treasury stock method and the average market price per share during the year. Options, warrants and convertible preferred stock which are common stock equivalents are not included in the diluted earnings per share calculation for December 31, 2012 and 2011, respectively, since their effect is anti-dilutive.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recently Issued Accounting Guidance

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

F-8

UBIQUITY BROADCASTING CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 3 – PREPAID EXPENSES

Prepaid expenses consisted of the following as of December 31, 2012 and 2011:

	2012	2011
Commissions	$63,309	$0
Rent	96,155	155,952
Security deposit	400	5,205
Miscellaneous	1,130	1,130
Legal	0	30,648
Total prepaid expenses	$160,994	$192,935

NOTE 4 – PROPERTY AND EQUIPMENT

The Company owned equipment recorded at cost which consisted of the following as of December 31, 2012 and 2011:

	2012	2011
Machinery and equipment	$419,907	$407,094
Office equipment	874,853	870,979
Leasehold improvements	385,850	382,762
Subtotal	1,680,610	1,660,835
Accumulated depreciation	(689,934)	(491,101)
Property and equipment, net	$990,676	$1,169,734

Depreciation expense was $198,833 and $168,591 for the years ended December 31, 2012 and 2011, respectively.

NOTE 5 – INTANGIBLE ASSETS

The Company has capitalized costs in relation to developing acquiring intangible assets, which consisted of the following as of December 31, 2012 and 2011:

	2012	2011
Patents and trademarks	$6,379,353	$6,272,885
Data compression	521,458	401,559
Website	2,440,139	2,332,780
Invicta immersive property	2,028,000	0
Goodwill	972,000	0
Subtotal, intangible assets	12,340,950	9,007,224
Accumulated amortization	(3,813,698)	(3,190,952)
Intangible assets, net	$8,527,252	$5,816,272

Additions to the intangible assets primarily relate to the Company’s development of patents and trademarks, data compression and the WEAV website project. The company has incurred heavy costs for intangible assets in the past and does not expect to see intangible costs level out or drop in the future as the company continues to invest and develop its intellectual property. The Company analyzes these assets on an annual basis and determined that no impairment was necessary for the years ended December 31, 2012 and 2011. Amortization is recorded using the straight-line method over a period of fifteen years.

F-9

UBIQUITY BROADCASTING CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 5 – INTANGIBLE ASSETS

On July 27, 2012, Ubiquity entered into an asset purchase agreement with Invicta, LLC, a California limited liability company and Jonathan Eubanks, to purchase its Software Development and software platform for social mobile and online virtual gaming. Ubiquity issued Jonathan Eubanks 750,000 shares of common stock at the rate of $4.00 per share resulting in the total purchase price of $3,000,000. This purchase reflects on the financial statements ending December 31, 2012 as $3,000,000 of intangible assets. The intangible assets will be tested for impairment annually. No impairment was deemed necessary as of December 31, 2012.

Amortization expense for all intangible assets was $622,746 and $600,502 for the years ended December 31, 2012 and 2011, respectively.

NOTE 6 – ACCRUED EXPENSES

Accrued expenses consisted of the following as of December 31, 2012 and 2011:

	2012	2011
Salary and wages	$951,428	$982,833
Payroll and other taxes	845,701	678,581
Interest	11,886	11,886
Total accrued expenses	$1,809,015	$1,673,300

NOTE 7 – RELATED PARTY TRANSACTIONS

During the years ended December 31, 2012 and 2011, respectively, the Company paid or accrued bonuses related to equity raises of $236,987 and $377,034 to two officers.

The President of Ubiquity Broadcasting Corporation, Christopher Carmichael, had accrued salary of $880,159 as of December 31, 2011 resulting in part from previous work done for the company and from his new salary as President and CEO. Chris Carmichael accrues and draws a salary of $420,000 and accrues 300,000 options annually.

The Carmichael Family has personally guaranteed two company credit cards and has allowed the company use of their personal credit cards as needed. Total lines of credit personally guaranteed by the

Carmichael family is up to $800,000 per month.

The company had certain note payables outstanding to related parties as of December 31, 2012 and 2011. Chris Carmichael was owed $11,000 and $14,000 as of December 31, 2012 and 2011, respectively. The amounts are unsecured, non-interest bearing and due on demand.

Albert Carmichael was owed $22,000 and $12,000 as of December 31, 2012 and 2011. The amounts are unsecured, non-interest bearing and due on demand.

SC Business Consulting, a company controlled by a relative of a shareholder, was owed $0 and $50,954 as of December 31, 2012 and 2011, respectively. The amounts are unsecured, non-interest bearing and due on demand.

As of December 31, 2012, SC Business Consulting, a company controlled by a relative of a shareholder owed the company $7,358. The amount is unsecured, non-interest bearing and due on demand.

F-10

UBIQUITY BROADCASTING CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 7 – RELATED PARTY TRANSACTIONS (CONTINUED)

As of December 31, 2012 and 2011, Makua Rothman, a shareholder, had a note receivable outstanding of $0 and $6,382, respectively. The amounts are unsecured, non-interest bearing and due on demand.

During the year ended December 31, 2011, shareholders or entities controlled by shareholders forgave debt in the amount of $267,461. The amounts forgiven have been recorded as additional paid-in capital in accordance with US GAAP.

On August 30, 2010, Ubiquity entered into three separate Patent Licensing Agreements with Sponsor Me Inc., for the License of the “Immersive Advertising Patent” in the amount of $250,000, another agreement for the license of the “Lifestyle Portal” Patent in the amount of $250,000, and also a Lifestyle Portal Web and Mobile Development reimbursement agreement for the production of the Sponsor Me Inc. web and mobile site. The balance due on these agreements was $169,711 and $619,423 for the years ended December 31, 2012 and 2011, respectively.

NOTE 8 – STOCKHOLDERS’ EQUITY

Ubiquity Broadcasting Corporation has 70,000,000 shares of $.001 par value Common Stock and 10,000,000 shares of $0.001 Series A Preferred Stock authorized as of December 31, 2012 and 2011.

During the year ended December 31, 2011, the Company issued 6,431,480 shares of common stock for cash proceeds of $5,800,518. Equity issuance costs of $377,034 were paid in connection with the share issuances.

Also during the year ended December 31, 2011, 909,673 shares were returned to the company and retired.

The Company also issued 60,000 shares during 2011 related to a prior sale of common stock that had not been issued when originally purchased.

The Company issued 382,000 shares of common stock for services rendered during the year ended December 31, 2011. The shares were valued at $855,000.

During the year ended December 31, 2012, the Company issued 5,447,800 shares of common stock for cash proceeds of $3,645,950. Equity issuance costs of $236,987 were paid in connection with the share issuances.

The Company also issued 936,800 shares related to prior sales of common stock that had not been issued when originally purchased.

The Company issued 210,000 shares of common stock for services rendered during the year ended December 31, 2011. The shares were valued at $289,500.

On August 14, 2012, the Company issued 750,000 shares to acquired intangible assets valued at $3,000,000.

There were 48,649,824 and 41,305,224 common shares issued and outstanding at December 31, 2012 and 2011, respectively.

F-11

UBIQUITY BROADCASTING CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 8 – STOCKHOLDERS’ EQUITY (CONTINUED)

The Company accounts for employee stock-based compensation in accordance with the guidance of ASC Topic 718: Compensation - Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values.

The Company follows ASC Topic 505-50, formerly EITF 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods and Services,” for stock options and warrants issued to consultants and other non-employees. In accordance with ASC Topic 505-50, these stock options and warrants issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the option or warrant, whichever can be more clearly determined. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital over the period during which services are rendered.

During the year ended December 31, 2011, the Company granted 1,975,000 stock options valued at 6,712,122 with exercise prices of $2.50. The options were valued on the grant dates using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%, expected volatility of 116%, risk-free interest rates of 0.83-0.89% and expected lives of 60 months. The options were fully expensed as of December 31, 2011.

During the year ended December 31, 2012, the Company granted 2,075,000 stock options valued at 6,696,561with exercise prices of $4.00. The options were valued on the grant dates using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%, expected volatility of 116%, risk-free interest rates of 0.62-0.77% and expected lives of 60 months. The options were fully expensed as of December 31, 2012.

The Company had the following options outstanding for the years ended December 31, 2012 and 2011:

	Number of Options	Weighted average exercise price
Outstanding, January 1, 2011	7,250,000	$2.50
Granted - 2011	1,975,000	2.50
Exercised - 2011	0	0
Expired - 2011	0	0
Balance, December 31, 2011	9,225,000	2.50
Granted - 2012	2,075,000	4.00
Exercised - 2012	0	0
Expired - 2012	0	0
Balance, December 31, 2012	11,300,000	$2.78

NOTE 9 – COMMITMENTS AND CONTINGENCIES

On October 7, 2010, Ubiquity Broadcasting Corporation entered into a 5 year lease for a new building in Irvine, CA. The lease commenced in March, 2011. In the first and second quarters of 2011, Ubiquity experienced heavy leasehold improvements and fixed asset additions as they upgraded from an 8,629 sq. ft. building to a larger more accommodating 23,450 sq. ft. facility. Lease payments increased from $18,250 to $37,934 monthly (net) due to the larger space and increase by roughly 3% annually over the term of the lease. Pre-paid rent booked in 2010 will be taken in months 4, 12, 19, 24, and 30 respectively.

F-12

UBIQUITY BROADCASTING CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 9 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Minimum annual rent is as follows for the initial term of the lease:

Year ended December 31, 2013	$498,993
2014	519,194
2015	539,701
2016	136,212
Total lease commitment	$1,694,100

On December 10, 2008, Space 150, LLC and Ubiquity agreed to a payment arrangement for the final award as follows: $60,000.00 was paid on December 10, 2008 at the signing of the agreement and the remaining balance is to be paid out as $45,000 payable at the end of every quarter commencing March 31, 2009 and concluding March 31, 2014. Per the payment agreement Ubiquity retains the right to the website and will be delivered all of the source code and work done on the website, subsequently, Space 150 will transfer the domain names “we-av.net” and “we-av.com” upon completion of the agreement. Of the final award $614,308 was booked as the website asset, $352,661 was booked as legal fees incurred in 2008, and $42,003 was booked as interest respectively as an expense in the 2008 fiscal year. As of December 31, 2012 and 2011, Ubiquity owed Space 150, LLC $273,972 and $453,972, respectively. Chris Carmichael and Connie Jordan, officers and directors of the Company, personally guaranteed the amounts due to Space 150, LLC.

The company currently is paying the settlement agreement of XS Networks, Inc. to protect its patented and trademarked interest. On April 9, 2008, XS Network settled its case with Kazuyoshi Kiyota for a total amount of $375,000. Payments in the amount of $30,000 were due and payable on the 1st of April and October until the balance was paid in full. Final payment was made in April, 2013. The balance of settlement owed as of December 31, 2012 and 2011 was $30,000 and $90,000, respectively.

At the time of death of the former President of Ubiquity Broadcasting Corporation, Gregory Crotty, in May 2009, Mr. Crotty had accrued $93,743 in salary, 80,000 Common Shares of Ubiquity Broadcasting Corporation, and had 703,250 options to purchase Ubiquity Broadcasting Corporation Common Shares at $1.50 per share. He also had 150,000 shares of common stock issued in his name. Ubiquity will have to issue these shares and pay the balance of his accrued salary to the proper beneficiary once established. As of December 31, 2012, an established beneficiary has yet to be named. All 703,250 options have expired as of December 31, 2011 and are not included in total options outstanding.

On August 9, 2012, Ubiquity entered into an asset purchase agreement with Family Friendly Entertainment Inc. (FFE) and its principals for the purchase of a business television broadcast network, satellite teleport service and assets, and content distribution channels and customers for and subscriber services relating to FFE. Ubiquity was to pay in consideration with this asset purchase agreement, 1,125,000 of its common shares then valued at $4.00 per share for a purchase price of $4,900,000. Ubiquity never received the assets. After multiple requests for the assets, the transaction was canceled and a mutual rescission and release was entered into on April 9, 2013. The shares and assets were not booked for this transaction at December 31, 2012 due to the rescission that took place in 2013.

On April 26, 2012, Ubiquity filed a complaint against former employees Benjamin Feinman (Havey) and Erik Smith for fraud, negligent misrepresentation, unfair business practices, breach of contract, breach of non-compete covenant, breach of implied covenant of good faith and fair dealings, conversion, money had and received, common law misappropriation of proprietary information. Ubiquity expects to experience legal fees in excess of the norm due to the proceedings of this case.

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UBIQUITY BROADCASTING CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 9 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

In an effort to mitigate damages identified by Ubiquity Broadcasting Corporation (“Ubiquity”) in its action Ubiquity Broadcasting Corporation v. Erik Smith et al, on or about May 21, 2013, Ubiquity, Christopher Carmichael, and Connie Carmichael (“Ubiquity Parties”) and Benjamin Havey (“Havey”) and Erik Smith (“Smith) entered into a mutual Settlement Agreement and General Release without either party’s admission of any wrongdoing. In exchange for promises and representation made by Smith and Havey, Ubiquity agreed to a cash settlement with Smith in the amount of $55,000 and a cash settlement with Havey in the amount of $65,000.

NOTE 10 – INCOME TAXES

For the years ended December 31, 2012 and 2011, the Company incurred net losses and therefore has no tax liability. The Company began operations in 2007 and had net operating loss carry-forwards of approximately $38,000,000 through December 31, 2010. The cumulative loss as of December 31, 2012 of approximately $61,500,000 will be carried forward and can be used through the year 2032 to offset future taxable income. In the future, the cumulative net operating loss carry-forward for income tax purposes may differ from the cumulative financial statement loss due to timing differences between book and tax reporting.

The provision for Federal income tax consists of the following for the years ended December 31, 2012 and 2011:

	2012	2011
Federal income tax benefit attributable to:
Current operations	$3,870,383	$4,131,305
Valuation allowance	(3,870,383)	(4,131,305)
Net provision for federal income tax	$0	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows as of December 31, 2012 and December 31, 2011:

	2012	2011
Deferred tax asset attributable to:
Net operating loss carryover	$20,916,962	$17,046,579
Valuation allowance	(20,916,962)	(17,046,579)
Net deferred tax asset	$0	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $61,500,000 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

F-14

UBIQUITY BROADCASTING CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 11 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has negative working capital, has incurred operating losses each of the past two years, and has not yet produced continuing revenues from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern. Management anticipates that it will be able to raise additional working capital through the issuance of stock and through additional loans from investors.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to attain a satisfactory level of profitability and obtain suitable and adequate financing. There can be no assurance that management's plan will be successful.

NOTE 12 – SUBSEQUENT EVENTS

On February 1, 2013, Chris Carmichael, an officer and shareholder, loaned the Company $257,000. The loan is unsecured, non-interest bearing and due on demand.

On March 5, 2013, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ubiquity Broadcasting Corporation, a privately held Delaware corporation (“Ubiquity-DE”), and Ubiquity Acquisition Corp., a newly formed, wholly-owned Nevada subsidiary of ours (“Acquisition Sub”), pursuant to which Acquisition Sub was merged with and into Ubiquity-DE, and Ubiquity-DE, as the surviving corporation, became our wholly-owned subsidiary (the “Merger”). The merger closed on August 26, 2013.

Pursuant to the terms and conditions of the Merger Agreement:

☐	Each share of Ubiquity-DE’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 1 shares of our common stock.

☐	Pursuant to the terms of the Merger Agreement, new members of our board of directors were appointed. Our new board of directors consists of previously the directors and officer of Ubiquity-DE.

The purpose of the transactions described is to complete a reverse merger and complete a recapitalization of the company with the result being that Ubiquity-DE became a wholly-owned subsidiary.  Our business operations will now focus on the business of Ubiquity-DE in the future and our management will be the management of Ubiquity-DE.

On July 12, 2013, the Company acquired intangible assets for 597,950 shares of common stock valued at $4.00 per share for a total purchase price of $2,391,800.

Also on July 12, 2013, the Company acquired intangible assets for 54,100 shares of common stock valued at $4.00 per share for a total purchase price of $216,400.

F-15

UBIQUITY BROADCASTING CORPORATION

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 12 – SUBSEQUENT EVENTS (CONTINUED)

Additionally on July 12, 2013, the Company acquired intangible assets for 597,950 shares of common stock valued at $4.00 per share for a total purchase price of $2,391,800.

Subsequent to December 31, 2012, the EDD California Employment department notified the Company with an assessment of our independent contractors that the Company may have to pay additional taxes based on our independent contractor payments for a total contingent liability of $305,885. The Company filed a formal petition as of April 22, 2013 and has not heard back on any formal final ruling.

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2012 through the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements other than the events described above.

F-16